UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2007

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4820 Overland Avenue, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Amended and Restated Employment Agreement with Vernon A. LoForti

On September 27, 2007, we entered into an amended and restated employment agreement with Vernon A. LoForti in connection with his promotion to President and Chief Executive Officer as first reported in our Form 8-K dated August 9, 2007.  Mr. LoForti was previously employed under the terms of his employment agreement entered into in December 2000.  The amended and restated agreement reflects Mr. LoForti’s base salary established at the time of promotion of $400,000.  The amended and restated agreement provides that if we terminate Mr. LoForti’s employment without cause, then we will be obligated to pay him a severance payment equal to (i) his base salary, plus (ii) the total bonus amount paid to Mr. LoForti, if any, during the 12 months immediately preceding the date of termination. The severance payment will be payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination. In addition, he will be entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination. Mr. LoForti will also be entitled to receive the cash severance payment described above if he resigns following any of the following events (good reason): (i) reduction in compensation of more than 10%; (ii) change in position or duties so that his duties are no longer consistent with his previous position; or (iii) change in principal place of work to more than 50 miles from our current facility without his approval.  The severance benefits described above are contingent upon Mr. LoForti signing a general release of all claims against us. The employment agreement has a one-year term, automatically renews for successive one-year terms unless one of the parties timely gives notice to terminate, and provides that our board of directors may unilaterally modify Mr. LoForti’s compensation at any time.

The foregoing summary of the amended and restated employment agreement is qualified in its entirety by reference to Exhibit 99.1, which is incorporated herein by reference.

Amended and Restated Retention Agreements

On September 27, 2007, we entered into amended and restated retention agreements with each of the following executive officers: Michael Gawarecki, Kurt Kalbfleisch, Mr. LoForti and Robert Scroop.  The amount and nature of the severance benefits under the retention agreements did not change.   The amendments to the retention agreements modified the timing of severance payments under the retention agreements so that they will not be considered “deferred compensation” under Section 409A of the Internal Revenue Code, and updated the arbitration provisions and the form of general release to conform to certain legal developments under state and federal law.

The retention agreements provide that the executive officer will receive a lump sum severance payment if, within two years of the consummation of a change in control of our company, such executive officer is terminated without cause or resigns with good reason.  These severance payments are based on the executive officer’s base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus such executive officer’s target bonus for the year before the consummation of the change in control.  The agreements provide that, upon a change in control, Mr. LoForti would be entitled to receive an amount equal to 2.0 times his base salary, plus target bonus, and Messrs. Gawarecki and Scroop each would be entitled to an amount equal to their respective base salary, plus target bonus.  If any portion of any payment under the retention agreements would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.  The agreements also provide that if the executive officer elects to continue insurance coverage as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), we will reimburse the executive officer the amount of the premiums incurred by the executive officer for 12 months following the termination date.  The consideration payable to an executive officer under the agreements is contingent upon such executive officer signing a general release of claims against us.

The foregoing summary of the form of amended and restated retention agreement entered into: (i) with each of Messrs. Gawarecki, Kalbfleisch and Scroop, is qualified in its entirety by reference to Exhibit 99.2, which is incorporated herein by reference; and (ii) with respect to Mr. LoForti, is qualified in its entirety by reference to Exhibit 99.3, which is incorporated herein by reference.

Item 8.01.                                          Other Information.

On September 24, 2007, we announced in a report on Form 8-K that we had appointed independent director Scott McClendon, our Chairman of the Board, to our audit committee, and our belief that as a result of such appointment we had regained compliance with Nasdaq Marketplace Rule 4350(d)(2)(A), which rule requires in part that the audit committee be comprised of three members satisfying the eligibility requirements of that rule. On September 25, 2007, we were notified by the Staff of the Nasdaq Stock Market that the Staff believes Mr. McClendon is ineligible under Nasdaq Marketplace Rules to serve on our audit committee.  In the view of the Nasdaq Staff, Mr. McClendon’s certifications included with the Company’s periodic reports filed with the SEC during the time Mr. McClendon served as Interim President and Chief Executive Officer were inconsistent with the requirement under Nasdaq Marketplace Rule 4350(d)(2)(A) that a director is not eligible to serve on the audit committee if the director participated in the preparation of the issuer’s financial statements at any time during the past three years.  Accordingly, the Nasdaq Staff advised us that we had not regained compliance with the audit committee composition rules set forth in Nasdaq Marketplace Rule 4350(d)(2)(A). As a result of the Nasdaq Staff’s position, Mr. McClendon resigned from our audit committee on September 25, 2007, and our audit committee is now comprised of two members, Robert Degan and Michael Norkus. Under Nasdaq Marketplace Rule 4350(d)(4)(B), we have until December 6, 2007 to regain compliance with Nasdaq Marketplace Rule 4350(d)(2)(A).

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

99.1         Amended and Restated Employment Agreement dated September 27, 2007 with Vernon A. LoForti.

99.2         Form of Amended and Restated Retention Agreement dated September 27, 2007 with Michael Gawarecki, Kurt Kalbfleisch and Robert Scroop.

99.3         Amended and Restated Retention Agreement dated September 27, 2007 with Vernon A. LoForti.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: October 1, 2007	/s/ Vernon A. LoForti
	By:	Vernon A. LoForti
President and Chief Executive Officer